Commission No. 33-___________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        WOLVERINE WORLD WIDE, INC.
            (Exact name of issuer as specified in its charter)

           Delaware                                   38-1185150
(State or other jurisdiction                        (IRS Employer
of incorporation or organization)                 Identification No.)

              9341 Courtland Drive, Rockford, Michigan 49351
                 (Address of principal executive offices)


           WOLVERINE WORLD WIDE, INC. 1995 STOCK INCENTIVE PLAN
                           (Full Title of Plan)

                             Blake W. Krueger
                       Secretary and General Counsel
                           9341 Courtland Drive
                         Rockford, Michigan 49351
                  (Name and address of agent for service)

                              (616) 866-5500
       (Telephone Number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                                 Proposed
Title of                      Proposed           Maximum          Amount
Securities       Amount       Maximum            Aggregate          of
to be            to be        Offering Price     Offering      Registration
Registered       Registered   Per Share <FN3>    Price <FN3>        Fee
Common Stock
$1.00 Par Value  750,000(1)   $30.0625(2)      $22,546,875(2)    $7,774.78

<FN1>  Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments. As adopted by the Board of Directors on March 10, 1995, and approved by the stockholders on March 27, 1995, the maximum number of shares available under the 1995 Stock Incentive Plan was 500,000. Since stockholder approval, the Company's Board of Directors declared a three-for-two stock split announced on April 19, 1995 for stockholders of record on May 1, 1995. The stock split increased the maximum number of shares to be available under the 1995 Stock Incentive Plan as of the filing of this Registration Statement to 750,000 shares.
<FN2>  Estimated solely for the purpose of calculating the registration fee.
<FN3>  The shares that are to be offered on an incentive stock option basis will be offered at a price of not less than 100% of the fair market value of the shares of Common Stock of Wolverine World Wide, Inc. (the "Company"), at the date of the grant of the option. On October 23, 1995, the mean between the high and low sales prices of the Corporation's Common Stock on the New York Stock Exchange was $30.0625.





































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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)  The Registrant's latest annual report filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock, $1 par value, which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant (also referred to as the "Corporation") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Blake W. Krueger, Secretary and General Counsel of the
          Corporation, is also a partner of Warner Norcross & Judd LLP, the general counsel for the Corporation.


Item 6.   Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, the

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          Corporation is permitted to indemnify its directors and officers (among others) against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits, or proceedings arising out of that person's acting in a corporate capacity or at the request of the Corporation if such person acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interests of the Corporation. That section also requires that such indemnification be made to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding.

          Similarly, Article Nine of the Corporation's Certificate of Incorporation requires the Corporation to indemnify a present or former director, officer, employee, or agent of the Corporation against any and all expenses, judgments, fines, and amounts reasonably incurred in connection with any pending or threatened action, suit, or proceeding, civil or criminal, in which such person may become involved by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or any firm, corporation, or organization which he or she served in any capacity at the request of the Corporation. It is a condition to indemnification in connection with any such action, suit, or proceeding that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, where such action, suit, or proceeding is by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

          Termination of an action, suit, or proceeding, civil or criminal, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person did not meet the required standard of conduct. The determination that a person has or has not met the standard of conduct required for indemnification may only be made by (i) the Board of Directors by a majority of a quorum consisting of the directors who were not party to such action, suit, or proceeding, (ii) by written opinion of independent legal counsel who may be the regular counsel of the Corporation, or
          (iii) by the stockholders of the Corporation. These indemnification rights are expressly declared to be additional to

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          such other rights to which any officer or director may be entitled by contract or as a matter of law. The Corporation also maintains in force a policy of directors and officers liability insurance.

          Wolverine's amended Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or to the stockholders for any breach of fiduciary duty. The amendment does not affect the liability of a director for any breach of his or her duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct, for any conduct proscribed under Section 174 of Delaware's General Corporation Law, or for any transaction from which the director derived an improper personal benefit.


Item 7.   Exemption From Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          The following exhibits have been filed as part of this registration statement:

               Exhibit
               Number                   Document

               4.1 The Company's Certificate of Incorporation, as amended, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended June 18, 1994, is incorporated herein by reference.

               4.2 The Company's Amended and Restated Bylaws, filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, are incorporated herein by reference.

               4.3       Wolverine World Wide, Inc. 1995 Stock Incentive
                         Plan

                5 Opinion Regarding Legality of Securities Offered-- Included in Exhibit 23.1 and incorporated herein by reference.

                23.1     Consent of Warner Norcross & Judd LLP.

                23.2     Consent of Ernst & Young LLP.

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                24       Powers of Attorney.


Item 9.   Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in

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          the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



























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                                SIGNATURES


Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Michigan, on this 26th day of October, 1995.


                                   WOLVERINE WORLD WIDE, INC.


                                   By /s/Blake W. Krueger
                                        Blake W. Krueger
                                        Secretary and General Counsel


Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                     Title                         Date

Geoffrey B. Bloom*     President, Chief Executive Officer,   October 26, 1995
Geoffrey B. Bloom        and Director

Daniel T. Carroll*     Director                              October 26, 1995
Daniel T. Carroll

Thomas D. Gleason*     Director                              October 26, 1995
Thomas D. Gleason

Alberto L. Grimoldi*   Director                              October 26, 1995
Alberto L. Grimoldi

David T. Kollat*       Director                              October 26, 1995
David T. Kollat

Phillip D. Matthews*   Director                              October 26, 1995
Phillip D. Matthews

David P. Mehney*       Director                              October 26, 1995
David P. Mehney

Stuart J. Northrop*    Director                              October 26, 1995
Stuart J. Northrop



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Signature                        Title                                Date

Timothy J. O'Donovan*  Executive Vice President and          October 26, 1995
Timothy J. O'Donovan     Director

Joseph A. Parini*      Director                              October 26, 1995
Joseph A. Parini

Joan Parker*           Director                              October 26, 1995
Joan Parker

Elizabeth A. Sanders*  Director                              October 26, 1995
Elizabeth A. Sanders

Stephen L. Gulis, Jr.* Vice President and Chief              October 26, 1995
Stephen L. Gulis, Jr.    Financial Officer
                         (Principal Financial and
                         Accounting Officer)





*By /s/Blake W. Krueger
      Blake W. Krueger, Secretary and General Counsel
      Attorney-in-Fact

                                              Commission No. 33-___________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549







                                 EXHIBITS


                                    TO



                                 FORM S-8



                          REGISTRATION STATEMENT










                        WOLVERINE WORLD WIDE, INC.
                           9341 Courtland Drive
                         Rockford, Michigan 49351
                              (616) 866-5500

                               EXHIBIT INDEX

Exhibit                                                               Page
Number                  Document                                     Number

4.1     The Company's Certificate of Incorporation, as                  *
        amended, filed as an exhibit to the Company's
        Quarterly Report on Form 10-Q for the period ended
        June 18, 1994, is incorporated herein by reference.

4.2     The Company's Amended and Restated Bylaws, filed                *
        as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended
        January 1, 1994, are incorporated herein by reference.

4.3     Wolverine World Wide, Inc. 1995 Stock Incentive
        Plan.

  5     Opinion Regarding Legality of Securities Offered--              *
        Included in Exhibit 23.1 and incorporated herein by reference.

23.1    Consent of Warner Norcross & Judd LLP.

23.2    Consent of Ernst & Young LLP.

24     Powers of Attorney.


*   Incorporated by reference.